Exhibit 99.2

Unaudited Interim Financial Statements
PATHFIRE, INC.
Balance Sheets
March 31, 2007 and 2006

	2007	2006
Assets
Current assets:
Cash and cash equivalents	$1,739,610	$2,119,348
Accounts receivable, less allowances of $105,017 in 2007 and $95,447 in 2006	2,566,648	2,323,896
Inventory	46,273	375,425
Prepaid and other current assets	322,690	346,908
Total current assets	4,675,221	5,165,577
Property and equipment, net	3,271,460	3,601,989
Other assets	1,479,958	1,827,049
	$9,426,639	$10,594,615

Liabilities, Convertible Preferred Stock and Warrants,and Stockholders’ Deficit
Current liabilities:
Accounts payable	$860,221	$666,361
Accrued expenses	1,067,350	498,528
Deferred revenue	2,020,821	3,806,069
Capital lease obligations	36,843	9,011
Long-term Debt	2,389,668	1,309,006
Total current liabilities	6,374,903	6,288,975

Long-term debt, less current portion	2,227,777	2,051,243
Deferred revenue, less current portion	1,452,962	—
Capital lease obligations, less current portion	125,287	3,571,003
Total long-term liabilities	3,806,026	5,622,246
Total liabilities	10,180,929	11,911,221
Total redeemable convertible preferred stock and warrants	131,933,358	125,843,440

Stockholders’ deficit:
Series E convertible preferred stock, no par value;	273,188	273,188
Series E-1 convertible preferred stock, no par value	—	—
Unamortized contract incentive, Series E, Series F and Series K	(11,817)	(449,445)
Common stock, no par value	232,985	232,905
Additional paid-in capital	4,674,620	7,263,528
Accumulated deficit	(137,856,283)	(134,479,881)
Treasury stock, at cost	(341)	(341)
Total stockholders’ deficit	(132,687,648)	(127,160,046)
	$9,426,639	$10,594,615

Unaudited Interim Financial Statements
PATHFIRE, INC.
Statements of Operations
Three Months Ended March 31, 2007 and 2006

	2007	2006
Revenue	$4,267,144	$3,204,730

Costs and expenses:
Delivery and material costs	648,768	470,239
Customer support operations	1,321,100	1,337,140
Engineering, research, and development	757,528	779,608
Sales and marketing	598,658	623,168
General and administrative	685,353	439,631
Depreciation and amortization	611,980	608,048
Loss from operations	(356,243)	(1,053,104)
Other income (expense)
Interest income	29,458	22,109
Interest expense	(176,526)	(165,291)
Gain(loss) on sale of property and equipment	—	—
Total other income (expense)	(147,068)	(143,182)
Net loss	$(503,311)	$(1,196,286)

Unaudited Interim Financial Statements
PATHFIRE, INC.
Statements of Cash Flows
Three Months Ended March 31, 2007 and 2006

	2007	2006
Cash flows from operating activities:
Net loss	$(503,311)	$(1,196,286)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	611,980	608,048
Amortization of debt discount	16,578	24,678
Other noncash charges	275,547	114,027
(Gain) Loss on sale assets	—	—
Changes in operating assets and liabilities:
Accounts receivable	148,611	(462,826)
Inventory	91,214	12,274
Prepaid expenses and other current assets	(122,134)	113,318
Accounts payable and other liabilities	(319,641)	(569,254)
Deferred revenue	(1,478,161)	436,589
Net cash used in operating activities	(1,279,317)	(919,432)
Cash flows used in investing activities:
Purchase of property and equipment	(121,556)	(194,945)
Proceeds from sale of property and equipment
Net cash used in investing activities	(121,556)	(194,945)
Cash flows from financing activities:
Proceeds from issuance of common stock	—	981
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	—
Proceeds from the issuance of long-term debt	—	—
Short-term borrowings (payments) on revolving line of credit	—	—
Payments on long-term debt and capital lease obligations	(19,280)	(13,452)
Net cash used in financing activities	(19,280)	(12,471)
Net change in cash and cash equivalents	(1,420,153)	(1,126,848)
Cash and cash equivalents at beginning of period	3,159,763	3,246,196
Cash and cash equivalents at end of period	$1,739,610	$2,119,348

Unaudited Interim Financial Statements
PATHFIRE, INC.
Statements of Stockholders’ Deficit
For the three-month period ended March 31, 2007

	Series E		Unamortized			Additional
	convertible preferred stock		contract	Common stock		paid-in	Accumulated	Treasury stock
	Shares	Amount	incentive	Shares	Amount	capital	deficit	Shares	Amount	Total

Balance at December 31, 2006	1,743,756	273,188	(120,939)	7,033,986	232,985	5,619,161	(137,312,972)	1,024,998	(341)	(131,308,918)
Amortization of contract incentive	—	—	109,122	—	—	—	—	—	—	109,122
Accrued dividends on Series L preferred stock	—	—	—	—	—	—	(40,000)	—	—	(40,000)
Accretion on convertible preferred stock and warrants	—	—	—	—	—	(944,541)	—	—	—	(944,541)
Net loss	—	—	—	—	—	—	(503,311)	—	—	(503,311)
Balance at March 31, 2007	1,743,756	$273,188	$(11,817)	7,033,986	$232,985	$4,674,620	$(137,856,283)	1,024,998	$(341)	$(132,687,648)